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Exhibit 99.1

[ENTROPIN LOGO]

Investor Contacts: Lippert/Heilshorn & Associates Bruce Voss (bvoss@lhai.com) Ina McGuinness (imcguinness@lhai.com) (310) 691-7100 www.lhai.com	Company Contacts: Entropin, Inc. (Entropin@aol.com) Thomas Tachovsky, Ph.D., President and CEO Patricia Kriss, CFO and VP, Finance & Administration (760) 775-8333 www.entropin.com

FOR IMMEDIATE RELEASE

ENTROPIN ANNOUNCES RESULTS OF ANNUAL MEETING
—Company Provides Outline of Business Strategy to Stockholders—

INDIO, Calif.—June 24, 2002—Entropin, Inc. (Nasdaq: ETOP, ETOPW), a specialty pharmaceutical company developing new topical therapeutics for painful soft tissue injuries and diseases, today provided an update of the Company's business strategy and announced the results of its annual shareholder's meeting on June 14, 2002.

Highlights of the presentation to stockholders

        In his presentation to stockholders, Entropin's President and Chief Executive Officer, Thomas G. Tachovsky, Ph.D, reviewed the activities of the past year, provided a clinical trial update and reported on research and development advances.

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  Esterom®'s mechanism of action studies at Harvard Medical School have demonstrated that Esterom® is a potent analgesic (pain suppressant) that inhibits nerve conduction and has long-lasting properties to reduce and manage pain. Additional studies have shown that Esterom® blocks both primary and secondary pain caused by injury or incisions. Dr. Tachovsky commented, "These discoveries represent new applications and open new potential markets for Esterom®." The research indicates that the active components of Esterom® are five times more potent than Lidocaine, a commonly used local anesthetic. The active components of Esterom® are protected by composition-of-matter patent claims.

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  Dr. Tachovsky outlined Esterom®'s expanded market potential by reviewing the major U.S. medical markets for chronic and acute pain. He reported that 14.1 million individuals are treated annually for musculoskeletal pain, the Company's initial target market. Current pain therapies for musculoskeletal pain are primarily limited to non-steroidal anti-inflammatory drugs (NSAIDs) and narcotics, both of which have known side effects.

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  Dr. Tachovsky informed stockholders that Esterom® has the potential to address an unmet medical need based on its unique characteristics:

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  Effective in treating acute painful soft tissue injuries and diseases

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  Fast acting, topically applied

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  No significant adverse events

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  Potential for treating chronic pain

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  Dr. Tachovsky reported that the Company has developed a commercial manufacturing process that enriches for active components and reduces the manufacturing time to 8 from 14 days. Entropin filed a patent in November 2001 for this manufacturing process. Upon approval, the new patent will extend Entropin's patent protection to 2020.

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  Dr. Tachovsky reported that 138 patients were enrolled in the current Phase II/III clinical trial as of June 12, 2002. "We are on target to report the results of this 150 patient study in the third quarter of 2002", stated Dr. Tachovsky.

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  In closing, Dr. Tachovsky summarized the Company's 2002 - 2003 objectives as follows:

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  Complete Phase II/III shoulder study

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  Commence Phase III shoulder study

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  Expand mechanism of action studies

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  Formulate generation II Esterom®

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  Re-initiate corporate partner discussions

Results of proxy proposals

        Management announced that the following proposals voted on by the Company's stockholders were approved by significant margins.

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  The Company's proposal to reincorporate in Delaware was approved and the reincorporation has been successfully completed. Entropin, Inc. is now a Delaware corporation.

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  Stockholders elected Wilson S. Benjamin, Joseph R. Ianelli and Bruce R. Manning as Class II directors for three year terms.

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  The appointment of Deloitte & Touche as Entropin's independent auditors for the year ending December 31, 2002, was ratified by the stockholders.

About Entropin

        Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of Esterom®, a novel topical therapeutic for the treatment of painful soft tissue injuries that result in painful range-of-motion limiting medical conditions. It is management's opinion that Esterom® has the potential to replace other current therapeutics for treating conditions such as tendonitis, impingement syndrome, bursitis and lower back sprain, and possibly, forms of arthritis.

Statements in this press release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. In addition, results for interim periods are not necessarily indicative of results to be expected for the full year. No assurances can be given, for example, that the Company will successfully complete clinical trial, obtain regulatory approvals, implement its business strategy, develop its current products, or any new products it may pursue, or be able to manufacture or successfully commercialize such products. Actual results may differ materially from those described in this press release due to risks and uncertainties that exist in the Company's operations, including, without limitation, the ability to successfully complete development and commercialization of products, including the cost, scope and results of pre-clinical and clinical testing, the ability to successfully complete product research and further development, including pre-clinical and clinical studies, the time, cost and uncertainty of obtaining regulatory approvals, the ability to obtain substantial additional funding, the ability to develop and commercialize products before competitors and other factors detailed from time to time in filings with the Securities and Exchange Commission including, without limitation, the Company's Annual Report on Form 10-KSB for the most recent fiscal year end and the Company's most recent Form 10-QSB. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Exhibit 99.1
ENTROPIN ANNOUNCES RESULTS OF ANNUAL MEETING —Company Provides Outline of Business Strategy to Stockholders—